Exhibit 99.1
Planet Fitness, Inc. Announces Second Quarter 2019 Results
System-Wide Same Store Sales Increased 8.8%
53 New Planet Fitness Stores Opened
Raises Full Year Total Revenue and Profitability Targets
Hampton, NH, August 6, 2019 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its second quarter ended June 30, 2019.
Second Quarter Fiscal 2019 Highlights

•	Total revenue increased from the prior year period by 29.3% to $181.7 million.

•	System-wide same store sales increased 8.8%.

•
Net income attributable to Planet Fitness, Inc. was $34.8 million, or $0.41 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $25.9 million, or $0.29 per diluted share in the prior year period.

•	Net income increased 30.9% to $39.8 million, compared to net income of $30.4 million in the prior year period.

•	Adjusted net income(1) increased 26.6% to $42.0 million, or $0.45 per diluted share, compared to $33.2 million, or $0.34 per diluted share in the prior year period.

•	Adjusted EBITDA(1) increased 31.1% to $76.5 million from $58.4 million in the prior year period.

•	53 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 1,859 as of June 30, 2019.
(1) Adjusted net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.
“We are very pleased with our second quarter performance, particularly the significant increase in profitability and robust number of new store openings,” stated Chris Rondeau, Chief Executive Officer. “Our group of experienced and well capitalized franchisees continue to successfully execute their development plans, which along with favorable real estate trends, is leading to an acceleration in unit growth. We now expect to open between 250 and 260 new Planet Fitness locations system-wide in 2019, a record for our brand, up from our prior outlook of approximately 225. With the strong returns generated by our welcoming, non-intimidating fitness concept, franchisees are increasingly eager to reinvest in both expanding their geographic footprint and broadening awareness of the Planet Fitness Brand among casual and first time gym users, as well as re-investing in their existing store fleet by re-equipping their clubs with new equipment. I am very proud of all our recent accomplishments and I am confident that the work being done across our system by our franchisees, corporate staff and team members in our stores is setting the Company up for continued success.”
Operating Results for the Second Quarter Ended June 30, 2019
For the second quarter 2019, total revenue increased $41.1 million or 29.3% to $181.7 million from $140.6 million in the prior year period. By segment:

•
Franchise segment revenue increased $13.7 million or 23.5% to $71.8 million from $58.2 million in the prior year period, driven primarily by higher royalty revenue as a result of new stores opened since April 1, 2018, a 9.0% increase in same store sales, and a higher average royalty rate;

•
Corporate-owned stores segment revenue increased $5.4 million or 15.9% to $39.7 million from $34.3 million in the prior year period, $3.2 million of which is from corporate-owned stores opened or acquired since April 1, 2018, and another $1.6 million of which is from same store sales growth; and

•
Equipment segment revenue increased $22.0 million or 45.7% to $70.2 million from $48.1 million in the prior year period, driven by an increase in replacement equipment sales to existing franchisee-owned stores and an increase in equipment sales to new stores.

System-wide same store sales increased 8.8%. By segment, franchisee-owned same store sales increased 9.0% and corporate-owned same store sales increased 5.8%.

For the second quarter of 2019, net income attributable to Planet Fitness, Inc. was $34.8 million, or $0.41 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $25.9 million, or $0.29 per diluted share in the prior year period. Net income was $39.8 million in the second quarter of 2019 compared to $30.4 million in the prior year period. Adjusted net income increased 26.6% to $42.0 million, or $0.45 per diluted share, from $33.2 million, or $0.34 per diluted share in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.6% for the current year period and 26.3% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 31.1% to $76.5 million from $58.4 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•
Franchise segment EBITDA increased $9.8 million or 24.5% to $49.9 million driven by royalties from franchised stores opened since April 1, 2018, a higher average royalty rate and higher same store sales of 9.0%;

•
Corporate-owned stores segment EBITDA increased $3.5 million or 23.7% to $18.1 million driven primarily by an increase in same store sales, higher annual fees and from additional clubs opened or acquired since April 1, 2018; and

•
Equipment segment EBITDA increased by $5.3 million or 46.4% to $16.8 million driven by an increase in replacement equipment sales to existing franchisee-owned stores and an increase in equipment sales to new stores.

2019 Outlook
For the year ending December 31, 2019, the Company now expects:

•	Total revenue increase of approximately 18% as compared to the year ended December 31, 2018;

•	Total new store equipment sales in the range of 250 to 260;

•	System-wide same store sales of approximately 8%;

•	Adjusted net income to increase approximately 20% as compared to the year ended December 31, 2018; and

•	Adjusted net income per diluted share to increase approximately 26% as compared to the year ended December 31, 2018.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2019. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2019.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on August 6, 2019 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of June 30, 2019, Planet Fitness had more than 14.0 million members and 1,859 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic, Panama and Mexico. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:
Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650
Julia Young, ICR
julia.young@icrinc.com
646-277-1280

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2019 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” "plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future; our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2018, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Revenue:
Franchise	$58,225	$45,417	$111,181	$87,579
Commission income	1,065	1,575	2,059	3,563
National advertising fund revenue	12,522	11,158	24,334	21,620
Corporate-owned stores	39,695	34,252	77,739	66,959
Equipment	70,154	48,148	115,165	82,161
Total revenue	181,661	140,550	330,478	261,882
Operating costs and expenses:
Cost of revenue	54,391	36,744	88,877	63,244
Store operations	20,163	18,047	41,068	36,403
Selling, general and administrative	18,864	17,210	37,018	34,831
National advertising fund expense	12,522	11,158	24,334	21,620
Depreciation and amortization	10,577	8,619	20,484	17,084
Other (gain) loss	(122)	(39)	246	971
Total operating costs and expenses	116,395	91,739	212,027	174,153
Income from operations	65,266	48,811	118,451	87,729
Other expense, net:
Interest income	1,979	418	3,777	455
Interest expense	(14,636)	(9,046)	(29,385)	(17,816)
Other expense	(1,444)	(502)	(4,762)	(310)
Total other expense, net	(14,101)	(9,130)	(30,370)	(17,671)
Income before income taxes	51,165	39,681	88,081	70,058
Provision for income taxes	11,338	9,263	16,615	16,146
Net income	39,827	30,418	71,466	53,912
Less net income attributable to non-controlling interests	4,983	4,544	9,213	8,157
Net income attributable to Planet Fitness, Inc.	$34,844	$25,874	$62,253	$45,755
Net income per share of Class A common stock:
Basic	$0.41	$0.30	$0.74	$0.52
Diluted	$0.41	$0.29	$0.74	$0.52
Weighted-average shares of Class A common stock outstanding:
Basic	84,143	87,693	83,975	87,565
Diluted	84,835	88,105	84,639	87,931

Planet Fitness, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$330,550	$289,431
Restricted cash	30,576	30,708
Accounts receivable, net of allowance for bad debts of $54 and $84 at June 30, 2019 and December 31, 2018, respectively	26,566	38,960
Inventory	2,513	5,122
Restricted assets – national advertising fund	5,208	—
Prepaid expenses	10,068	4,947
Other receivables	12,866	12,548
Other current assets	5,776	6,824
Total current assets	424,123	388,540
Property and equipment, net of accumulated depreciation of $64,839 as of June 30, 2019 and $53,086 as of December 31, 2018	118,517	114,367
Right of use assets, net	115,390	—
Intangible assets, net	231,425	234,330
Goodwill	206,752	199,513
Deferred income taxes	425,647	414,841
Other assets, net	1,613	1,825
Total assets	$1,523,467	$1,353,416
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$12,000	$12,000
Accounts payable	16,277	30,428
Accrued expenses	22,558	32,384
Equipment deposits	7,376	7,908
Restricted liabilities – national advertising fund	112	—
Deferred revenue, current	27,076	23,488
Payable pursuant to tax benefit arrangements, current	25,506	24,765
Other current liabilities	14,519	430
Total current liabilities	125,424	131,403
Long-term debt, net of current maturities	1,156,792	1,160,127
Deferred rent, net of current portion	—	10,083
Lease liabilities, net of current portion	113,748	—
Deferred revenue, net of current portion	29,648	26,374
Deferred tax liabilities	1,874	2,303
Payable pursuant to tax benefit arrangements, net of current portion	408,099	404,468
Other liabilities	2,254	1,447
Total noncurrent liabilities	1,712,415	1,604,802
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 authorized, 83,995 and 83,584 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	8	9
Class B common stock, $.0001 par value - 100,000 authorized, 8,582 and 9,448 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	1	1
Accumulated other comprehensive income	251	94
Additional paid in capital	24,495	19,732
Accumulated deficit	(333,870)	(394,410)
Total stockholders' deficit attributable to Planet Fitness Inc.	(309,115)	(374,574)
Non-controlling interests	(5,257)	(8,215)
Total stockholders' deficit	(314,372)	(382,789)
Total liabilities and stockholders' deficit	$1,523,467	$1,353,416

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$71,466	$53,912
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,484	17,084
Amortization of deferred financing costs	2,664	973
Amortization of favorable leases	—	186
Amortization of asset retirement obligations	168	—
Amortization of interest rate caps	—	446
Deferred tax expense	8,854	13,300
Gain on re-measurement of tax benefit arrangement	4,852	(354)
Provision for bad debts	(10)	(8)
Loss on reacquired franchise rights	—	350
(Gain) loss on disposal of property and equipment	(54)	547
Equity-based compensation	2,279	2,687
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	12,465	22,281
Due to and due from related parties	(461)	3,375
Inventory	2,608	(501)
Other assets and other current assets	(9,288)	(3,109)
National advertising fund	(5,096)	(1,634)
Accounts payable and accrued expenses	(20,831)	(16,884)
Other liabilities and other current liabilities	1,777	(2,908)
Income taxes	1,987	131
Payable pursuant to tax benefit arrangements	(17,476)	(21,706)
Equipment deposits	(532)	2,503
Deferred revenue	6,631	6,229
Leases and deferred rent	17	1,594
Net cash provided by operating activities	82,504	78,494
Cash flows from investing activities:
Additions to property and equipment	(18,925)	(8,136)
Acquisition of franchises	(14,801)	(28,503)
Proceeds from sale of property and equipment	54	134
Net cash used in investing activities	(33,672)	(36,505)
Cash flows from financing activities:
Principal payments on capital lease obligations	(27)	(23)
Repayment of long-term debt	(6,000)	(3,592)
Proceeds from issuance of Class A common stock	1,520	400
Dividend equivalent payments	(138)	(138)
Distributions to Continuing LLC Members	(3,742)	(3,503)
Net cash used in financing activities	(8,387)	(6,856)
Effects of exchange rate changes on cash and cash equivalents	542	(429)
Net increase in cash, cash equivalents and restricted cash	40,987	34,704
Cash, cash equivalents and restricted cash, beginning of period	320,139	113,080
Cash, cash equivalents and restricted cash, end of period	$361,126	$147,784
Supplemental cash flow information:
Net cash paid for income taxes	$6,530	$2,929
Cash paid for interest	$26,923	$16,795
Non-cash investing activities:
Non-cash additions to property and equipment	$1,896	$2,072

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
(in thousands)
Net income	$39,827	$30,418	$71,466	$53,912
Interest income	(1,979)	(418)	(3,777)	(455)
Interest expense	14,636	9,046	29,385	17,816
Provision for income taxes	11,338	9,263	16,615	16,146
Depreciation and amortization	10,577	8,619	20,484	17,084
EBITDA	$74,399	$56,928	$134,173	$104,503
Purchase accounting adjustments-revenue(1)	176	(30)	249	414
Purchase accounting adjustments-rent(2)	117	168	240	350
Loss on reacquired franchise rights(3)	—	—	—	350
Severance costs(4)	—	352	—	352
Pre-opening costs(5)	194	461	195	483
Tax benefit arrangement remeasurement(6)	1,479	42	4,852	(354)
Other(7)	145	460	159	1,056
Adjusted EBITDA	$76,510	$58,381	$139,868	$107,154

(1)
Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $44, $77, $88 and $167 in the three and six months ended June 30, 2019 and 2018, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $73, $92, $152 and $183 in the three and six months ended June 30, 2019 and 2018, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)
Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of six franchisee-owned stores on January 1, 2018. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(4)	Represents severance expense recorded in connection with an equity award modification.

(5)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(6)	Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(7)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the three and six months ended June 30, 2018, this amount includes $342 related to the reversal of a tax indemnification receivable. Additionally, in the six months ended June 30, 2018, this amount includes expense of $590 related to the write off of certain assets that were being tested for potential use across the system.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2019	2018	2019	2018
Segment EBITDA
Franchise	$49,860	$40,041	$97,220	$76,719
Corporate-owned stores	18,137	14,666	33,706	26,837
Equipment	16,772	11,457	27,179	18,925
Corporate and other	(10,370)	(9,236)	(23,932)	(17,978)
Total Segment EBITDA(1)	$74,399	$56,928	$134,173	$104,503
(1) Total Segment EBITDA is equal to EBITDA.
Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Net income	$39,827	$30,418	$71,466	$53,912
Provision for income taxes, as reported	11,338	9,263	16,615	16,146
Purchase accounting adjustments-revenue(1)	176	(30)	249	414
Purchase accounting adjustments-rent(2)	117	168	240	350
Loss on reacquired franchise rights(3)	—	—	—	350
Severance costs(4)	—	352	—	352
Pre-opening costs(5)	194	461	195	483
Tax benefit arrangement remeasurement(6)	1,479	42	4,852	(354)
Other(7)	145	460	159	1,056
Purchase accounting amortization(8)	4,009	3,920	8,008	7,841
Adjusted income before income taxes	$57,285	$45,054	$101,784	$80,550
Adjusted income taxes(9)	15,238	11,849	27,075	21,185
Adjusted net income	$42,047	$33,205	$74,709	$59,365

Adjusted net income per share, diluted	$0.45	$0.34	$0.80	$0.60

Adjusted weighted-average shares outstanding(10)	93,420	98,810	93,549	98,760

(1)
Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred ADA fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected upfront but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $44, $77, $88 and $167 in the three and six months ended June 30, 2019 and 2018, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $73, $92, $152 and $183 in the three and six months ended June 30, 2019 and 2018, respectively, are due to the amortization of favorable and unfavorable leases. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)
Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of six franchisee-owned stores on January 1, 2018. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(4)	Represents severance expense recorded in connection with an equity award modification.

(5)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(6)	Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(7)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the three and six months ended June 30, 2018, this amount includes $342 related to the reversal of a tax indemnification receivable. Additionally, in the six months ended June 30, 2018, this amount includes expense of $590 related to the write off of certain assets that were being tested for potential use across the system.

(8)
Includes $3,096, $3,096, $6,192 and $6,192 of amortization of intangible assets, other than favorable leases, for the three and six months ended June 30, 2019 and 2018, respectively, recorded in connection with the 2012 Acquisition, and $913, $825, $1,816 and $1,650 of amortization of intangible assets for the three months ended June 30, 2019 and 2018, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.

(9)
Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.3% for the three and six months ended June 30, 2019 and 2018, respectively, applied to adjusted income before income taxes.

(10)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.
.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three and six months ended June 30, 2019 and 2018:

	For the three months ended June 30, 2019			For the three months ended June 30, 2018
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$34,844	84,835	$0.41	$25,874	88,105	$0.29
Assumed exchange of shares(2)	4,983	8,585		4,544	10,705
Net Income	39,827			30,418
Adjustments to arrive at adjusted income before income taxes(3)	17,458			14,636
Adjusted income before income taxes	57,285			45,054
Adjusted income taxes(4)	15,238			11,849
Adjusted Net Income	$42,047	93,420	$0.45	$33,205	98,810	$0.34

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)	Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.3% for the three months ended June 30, 2019 and 2018, respectively, applied to adjusted income before income taxes.

	For the six months ended June 30, 2019			For the six months ended June 30, 2018
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$62,253	84,639	$0.74	$45,755	87,931	$0.52
Assumed exchange of shares(2)	9,213	8,910		8,157	10,829
Net Income	71,466			53,912
Adjustments to arrive at adjusted income before income taxes(3)	30,318			26,638
Adjusted income before income taxes	101,784			80,550
Adjusted income taxes(4)	27,075			21,185
Adjusted Net Income	$74,709	93,549	$0.80	$59,365	98,760	$0.60

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)
Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.3% for the three and six months ended June 30, 2019 and 2018, respectively, applied to adjusted income before income taxes.